NEWS RELEASE

AEROFLEX ANNOUNCES THIRD QUARTER FISCAL 2012 RESULTS

PLAINVIEW, New York — May 10, 2012 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the third quarter of fiscal 2012, which ended March 31, 2012.

Net sales for the third quarter of fiscal 2012 were $162.3 million compared to $193.2 million in the third quarter of fiscal 2011. For the third quarter of fiscal 2012, Aeroflex had an operating loss of $(61.1) million, which included a non-cash goodwill and intangibles impairment charge of $59.7 million in its RFMW group, and a net loss of $(65.3) million, or $(0.77) per share, compared to operating income of $24.8 million and net income of $4.1 million, or $0.05 per share, in the third quarter of fiscal 2011.

Non-GAAP operating income was $21.4 million, Adjusted EBITDA was $26.3 million and Non-GAAP net income per share was $0.08 in the third quarter of fiscal 2012 compared to Non-GAAP operating income of $46.6 million, Adjusted EBITDA of $51.3 million and Non-GAAP net income per share of $0.27 in the third quarter of fiscal 2011.

“Although we are very disappointed with our current financial results, we have effectively managed our operations and our balance sheet, and have prepaid $65 million of debt this past quarter. Our AMS business has continued to meet our expectations while our commercial wireless business in ATS has struggled. We continue to believe the 4G/LTE test market is a great opportunity for Aeroflex, but the timing is still uncertain,” said Len Borow, Chief Executive Officer of Aeroflex. “We continue to invest in our future by actively managing and investing in research and development, and new products that are responsive to our customers’ needs. I expect Aeroflex’s wireless business to rebound, as it did in 2009, as we take the actions needed to ensure our future success.”

The following tables present selected financial information for the three and nine months ended March 31, 2012 and 2011 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). The GAAP and Non-GAAP effective tax rates for the nine months ended March 31, 2012 were 11% and 40%, respectively. The GAAP and Non-GAAP effective tax rates for the nine months ended March 31, 2011 were 78% and 31%, respectively. The GAAP and the Non-GAAP tax rates are a result of Aeroflex’s geographic mix of pre-tax income. These rates were applied to the respective pre-tax income (loss) for the three and nine month periods. A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release.

Selected GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net sales	$162,262	$193,219	$488,284	$530,729

Gross profit	79,173	106,358	243,383	281,024
Gross margin	48.8%	55.0%	49.8%	53.0%

Operating income (loss)	(61,063)	24,832	(52,279)	22,684

Net income (loss)	$(65,261)	$4,127	$(70,838)	$(13,093)

Net income (loss) per common share:
Basic	$(0.77)	$0.05	$(0.84)	$(0.18)
Diluted	$(0.77)	$0.05	$(0.84)	$(0.18)

Weighted average number of common shares outstanding:
Basic	84,824	84,789	84,806	74,608
Diluted	84,824	84,789	84,806	74,608

Selected Non-GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$162,262	$193,240	$488,284	$530,798

Gross profit	$79,292	$106,369	$243,494	$282,212
Gross margin	48.9%	55.0%	49.9%	53.2%

Operating income	21,437	46,590	69,296	111,639

Net income	$6,619	$23,292	$26,867	$41,382

Net income per common share:
Basic	$0.08	$0.27	$0.32	$0.55
Diluted	$0.08	$0.27	$0.32	$0.55

Weighted average number of common shares outstanding:
Basic	84,824	84,789	84,806	74,608
Diluted	84,824	84,789	84,806	74,608

Adjusted EBITDA	$26,308	$51,298	$83,521	$125,838

Business Outlook

For the fiscal fourth quarter ending June 30, 2012, Aeroflex expects net sales to be between $180 million and $195 million, GAAP net income to be between $6 million and $12 million, Adjusted EBITDA to be between $41 million and $51 million, GAAP net income per share to be between $.07 and $.14, and Non-GAAP net income per share to be between $.20 and $.27.

The range of expected GAAP and Non-GAAP net income per share for the fiscal fourth quarter was calculated using GAAP and Non-GAAP effective tax rates of 38% and 40%, respectively.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Thursday, May 10th during which management will discuss the financial results. To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website for approximately 90 days or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 78258042.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the inability to meet covenants contained in debt agreements; the termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements. Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change. Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:

Andrew Kaminsky

Aeroflex Holding Corp.

(516) 752-6401

andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Net sales	$162,262	$193,219
Cost of sales	83,089	86,861
Gross profit	79,173	106,358

Operating expenses:
Selling, general and administrative costs	38,618	38,265
Research and development costs	22,245	24,663
Amortization of acquired intangibles	15,642	15,900
Restructuring charges	4,031	2,698
Impairment of goodwill and other intangibles	59,700	-
Total operating expenses	140,236	81,526
Operating income (loss)	(61,063)	24,832

Other income (expense):
Interest expense	(8,252)	(13,852)
Loss on extinguishment of debt and write-off of deferred financing costs	(864)	-
Other income (expense), net	(251)	(119)
Total other income (expense), net	(9,367)	(13,971)

Income (loss) before income taxes	(70,430)	10,861
Provision (benefit) for income taxes	(5,169)	6,734
Net income (loss)	$(65,261)	$4,127

Net income (loss) per common share:
Basic	$(0.77)	$0.05
Diluted	$(0.77)	$0.05

Weighted average number of common shares outstanding:
Basic	84,824	84,789
Diluted	84,824	84,789

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended March 31,
	2012	2011

Net sales	$488,284	$530,729
Cost of sales	244,901	249,705
Gross profit	243,383	281,024

Operating expenses:
Selling, general and administrative costs	114,597	113,234
Research and development costs	68,940	68,477
Amortization of acquired intangibles	47,043	47,706
Termination of Sponsor Advisory Agreement	-	18,133
Restructuring charges	5,382	10,790
Impairment of goodwill and other intangibles	59,700	-
Total operating expenses	295,662	258,340
Operating income (loss)	(52,279)	22,684

Other income (expense):
Interest expense	(25,386)	(55,803)
Loss on extinguishment of debt and write-off of deferred financing costs	(864)	(25,178)
Gain from a bargain purchase of a business	-	173
Other income (expense), net	(944)	(526)
Total other income (expense), net	(27,194)	(81,334)

Income (loss) before income taxes	(79,473)	(58,650)
Provision (benefit) for income taxes	(8,635)	(45,557)
Net income (loss)	$(70,838)	$(13,093)

Net income (loss) per common share:
Basic	$(0.84)	$(0.18)
Diluted	$(0.84)	$(0.18)

Weighted average number of common shares outstanding:
Basic	84,806	74,608
Diluted	84,806	74,608

Selected Segment Data

(In thousands except percentages)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales:
Microelectronic solutions ("AMS")	$91,288	$97,856	$257,685	$264,386
Test solutions ("ATS")	70,974	95,363	230,599	266,343
Total net sales	$162,262	$193,219	$488,284	$530,729

Gross profit:
- AMS	$46,363	$51,971	$129,665	$135,386
- ATS	32,810	54,387	113,718	145,638
Total gross profit	$79,173	$106,358	$243,383	$281,024

Gross Margin:
- AMS	50.8%	53.1%	50.3%	51.2%
- ATS	46.2%	57.0%	49.3%	54.7%
Total gross margin	48.8%	55.0%	49.8%	53.0%

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	June 30,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$31,770	$66,278
Accounts receivable, less allowance for doubtful accounts of $993 and $1,210	128,839	168,141
Inventories	179,128	186,370
Deferred income taxes	38,481	51,855
Prepaid expenses and other current assets	12,878	10,044
Total current assets	391,096	482,688

Property, plant and equipment, net of accumulated depreciation of $97,774 and $82,581	101,197	105,162
Deferred financing costs, net	13,068	15,289
Other assets	36,098	29,000
Intangible assets with definite lives, net	136,110	183,614
Intangible assets with indefinite lives	111,660	114,730
Goodwill	407,910	465,443

Total assets	$1,197,139	$1,395,926

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$385	$7,635
Accounts payable	28,379	48,737
Advance payments by customers and deferred revenue	23,648	25,859
Income taxes payable	1,071	8,371
Accrued payroll expenses	18,024	22,063
Accrued expenses and other current liabilities	37,469	45,772
Total current liabilities	108,976	158,437

Long-term debt	656,375	717,750
Deferred income taxes	92,589	117,150
Other long-term liabilities	25,827	19,065
Total liabilities	883,767	1,012,402

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,839,568 and 84,789,180 shares issued and outstanding	848	848
Additional paid-in capital	647,137	644,262
Accumulated other comprehensive income (loss)	(34,725)	(32,536)
Accumulated deficit	(299,888)	(229,050)
Total stockholders' equity	313,372	383,524

Total liabilities and stockholders' equity	$1,197,139	$1,395,926

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$(70,838)	$(13,093)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	62,863	62,426
Impairment of goodwill and other intangibles	59,700	-
Loss on extinguishment of debt and write-off of deferred financing costs	864	25,178
Deferred income taxes	(11,133)	(52,317)
Share-based compensation	2,649	1,655
Non - cash restructuring charges	1,015	4,860
Amortization of deferred financing costs	1,515	3,976
Paid in kind interest	-	2,434
Other, net	2,063	1,321
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	38,182	(10,890)
Decrease (increase) in inventories	5,563	(39,936)
Decrease (increase) in prepaid expenses and other assets	(7,710)	(8,142)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(29,727)	4,430

Net cash provided by (used in) operating activities	55,006	(18,098)

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	(5,106)	(23,593)
Capital expenditures	(15,030)	(17,132)
Proceeds from sale of marketable securities	-	10,357
Proceeds from the sale of property, plant and equipment	239	819

Net cash provided by (used in) investing activities	(19,897)	(29,549)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	244,021
Repurchase of senior unsecured notes and senior subordinated unsecured term loans, including premiums and fees	-	(207,690)
Payment of contingent consideration related to business acquisition	(948)	-
Debt repayments	(68,625)	(21,458)
Deferred financing costs	(158)	(3,332)

Net cash provided by (used in) financing activities	(69,731)	11,541

Effect of exchange rate changes on cash and cash equivalents	114	2,595

Net increase (decrease) in cash and cash equivalents	(34,508)	(33,511)
Cash and cash equivalents at beginning of period	66,278	100,663
Cash and cash equivalents at end of period	$31,770	$67,152

Aeroflex Holding Corp. and Subsidiaries

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Operating income (loss) -GAAP	$(61,063)	$24,832	$(52,279)	$22,684
Amortization of acquired intangibles	15,642	15,900	47,043	47,706
Impact of purchase accounting adjustments	71	91	211	1,488
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	4,363	4,384	7,561	15,833
Share-based compensation	919	629	2,649	1,655
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other intangibles	59,700	-	59,700	-
Other adjustments	1,805	754	4,411	2,918
Operating income - non-GAAP	$21,437	$46,590	$69,296	$111,639

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net income (loss) -GAAP	$(65,261)	$4,127	$(70,838)	$(13,093)
Amortization of acquired intangibles	15,642	15,900	47,043	47,706
Impact of purchase accounting adjustments	71	91	211	1,488
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	4,363	4,384	7,561	15,833
Share-based compensation	919	629	2,649	1,655
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other intangibles	59,700	-	59,700	-
Loss on extinguishment of debt and write-off of deferred financing costs	864	-	864	25,178
Gain from a bargain purchase of a business	-	-	-	(173)
Amortization of deferred financing costs	506	1,137	1,515	3,976
Other adjustments	1,805	754	4,411	3,606
Tax impact of adjustments	(11,990)	(3,730)	(26,249)	(64,149)
Net income -non-GAAP	$6,619	$23,292	$26,867	$41,382

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net income (loss)	$(65,261)	$4,127	$(70,838)	$(13,093)
Interest expense	8,252	13,852	25,386	55,803
Provision (benefit) for income taxes	(5,169)	6,734	(8,635)	(45,557)
Depreciation and amortization	21,059	20,892	62,863	62,426
EBITDA	(41,119)	45,605	8,776	59,579

Non-cash purchase accounting adjustments	-	21	-	1,067
Merger related expenses	-	-	-	1,222
Restructuring costs and related pro forma savings (a)	4,363	4,384	7,561	15,833
Share-based compensation	919	629	2,649	1,655
Termination of Sponsor Advisory Agreement	-	-	-	18,133
Impairment of goodwill and other intangibles	59,700	-	59,700	-
Loss on extinguishment of debt and write-off of deferred financing costs	864	-	864	25,178
Gain from a bargain purchase of a business	-	-	-	(173)
Other defined items (b)	1,581	659	3,971	3,344
Adjusted EBITDA (c)	$26,308	$51,298	$83,521	$125,838

(a)	Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. components facilities. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year.

(b)	Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include legal fees related to litigation, business acquisition costs and pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the respective fiscal year.

(c)	Pro forma savings of $332,000 and $2.2 million were applicable to the three and nine months ended March 31, 2012, respectively, and relate to restructuring activities recorded throughout fiscal 2012. The portion of pro forma savings that was applicable to the three and six months ended December 31, 2011, but was not reflected in our Adjusted EBITDA as reported in our December 31, 2011 report on Form 10-Q, was $573,000 and $1.1 million, respectively. Pro forma savings of $1.7 million and $5.0 million were applicable to the three and nine months ended March 31, 2011, respectively, and relate to restructuring activities recorded throughout fiscal 2011. The portion of pro forma savings that was applicable to the three and nine months ended March 31, 2011, but was not reflected in our Adjusted EBITDA as reported in our March 31, 2011 report on Form 10-Q, was $637,000 and $2.0 million, respectively.